                                    DEBENTURE


                    ENTERED INTO AND SIGNED ON JUNE 16, 1998


             WHEREAS I, THE UNDERSIGNED, NOGATECH LTD. (51-164409-8)
                         (hereinafter: the "Mortgagor")

OF 11, BEN GURION ST., GIVAT SHMUEL 54017


have received and will receive from time to time credit, documentary credit, various loans, overdrafts in a checking account, a debit account or another account, a letter of indemnification and guarantees for the Mortgagor or for others pursuant to the Mortgagor's request, discount of notes, extensions and miscellaneous banking relief and other various banking services (hereinafter, jointly and severally - the "Banking Services") from Bank Hapoalim B.M. (hereinafter: the "Bank"), under terms agreed upon and/or to be agreed upon from time to time with respect to each such Banking Service;

THEREFORE, it has been agreed that the Mortgagor shall guarantee the repayment of various amounts of money which the Mortgagor owes and/or shall owe to the Bank in connection with the rendering of the Banking Services and/or in connection with other obligations other than the Banking Services and/or otherwise, all in accordance with the following terms:

NATURE OF THE DEBENTURE

1. This debenture is entered into in order to guarantee the full and accurate payment of all the amounts due and to be due to the Bank from the Mortgagor in connection with the rendering of the Banking Services by the Bank to the Mortgagor and/or in connection with other obligations other than the Banking Services and/or in any other manner, whether due from the Mortgagor alone or jointly with others, whether the Mortgagor has already undertaken or shall undertake the same in the future, whether as a debtor and/or as a guarantor and/or as an endorser or otherwise, due and/or which shall be due in future, due prior to the exercise of the guarantees received as of the date hereof or at a later date, due absolutely or contingently, due directly or indirectly, THE AMOUNT THEREOF BEING UNLIMITED, in addition to interest, commissions, various expenses, including foreclosure costs, legal fees, insurance fees, stamping and other payments pursuant to this debenture and in addition to differences of indexation of any kind due and to be due from the Mortgagor and/or from the guarantee to the Bank in any form or manner for linked principal and interest (all of the foregoing amounts, jointly and severally, shall be referred to hereinafter as the "Guaranteed Sums").

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                                           2

THE SECURITY INTEREST

2. For the assurance of the full and accurate repayment of the Guaranteed Sums, the Mortgagor hereby awards to the Bank and to the substitutes thereof a senior security interest to the assets and the proceeds thereof, as specified hereunder (hereinafter: the "Assets Subject to the Security Interest"):

         a. All the assets, moneys, property and rights of any kind, without exception, which the Mortgagor has at present and shall have in the future at any time, in any form or manner;

         b. All the current property, without exception, which the Mortgagor has at present and shall have in the future at any time, in any form or manner, the current property meaning all assets, moneys, property and rights of any kind save for real estate, buildings and fixed equipment;

         c. All the fixed property which the Mortgagor has at present and shall have in the future, such property including, INTER ALIA, real estate, buildings and fixed equipment;

         d. All the securities and other documents in the possession of the Bank and which shall be in the possession thereof from time to time;

         e. All the rights to real estate and/or all contractual rights pursuant to agreements between the Mortgagor and the Israel Land Administration and/or the Israel Development Authority and/or the Jewish National Fund, existing at present and which shall exist at any time in the future.

3. As an additional collateral for the full and accurate repayment of all the Guaranteed Sums, the Mortgagor hereby mortgages and awards a senior fixed security interest in favor of the Bank and the substitutes thereof, to the Mortgagor's share capital not yet called and/or called and not yet paid-up and the goodwill thereof, as being at present and as being at any time (hereinafter, jointly and severally - the "Pledged Assets").

4. As an additional collateral for the full and accurate repayment of the Guaranteed Sums, the Mortgagor hereby mortgages and awards a security interest in favor of the Bank to all the securities, documents, others' notes, which the Mortgagor has delivered or will deliver from time to time to the Bank, whether for collection, safekeeping or otherwise (hereinafter: the "Pledged Documents"), and upon delivery thereof they shall be and shall be deemed to be mortgaged and pledged to the Bank as collateral and as a senior fixed security interest pursuant to the terms of this debenture, and the provisions hereof shall apply to the pledge and encumbrance thereof, MUTATIS MUTANDIS. The Bank shall not be required to take any act in connection with the Pledged Documents and shall not be liable for any damage caused in

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                                           3

         connection therewith, and the Mortgagor undertakes to indemnify the Bank in any event in which the Bank shall be sued for such damage by others. The Mortgagor hereby waives any claim of prescription in advance.

5. The Assets Subject to the Security Interest, the Pledged Assets and the Pledged Documents shall be referred to hereinafter as the "Pledged Property".

THE MORTGAGOR'S DECLARATIONS

6. The Mortgagor hereby declares that:

         a. The Pledged Property is not pledged, mortgaged or attached in favor of others;

         b. All of the Pledged Property is exclusively owned and possessed thereby or by the Bank;

         c. No lawful or contractual limitation or condition apply to the transfer or pledge of the Pledged Property;

         d.       It is entitled to give a security interest in the Pledged
                  Property;

         e. No assignment of right or any other act derogating from the value of the Pledged Property has been made.

THE MORTGAGOR'S UNDERTAKINGS

7. The Mortgagor hereby undertakes as follows:

         a. To hold the Pledged Property in accordance with the instructions of the Bank alone;

         b. To use and to tend to the Pledged Property with extreme caution and to inform the Bank of any incident of damage or defect thereto and to repair any damage, defect or malfunction occurring to the Pledged Property due to the use thereof or for any other reason, and to be liable to the Bank for any incident of such breakage, damage, defect or malfunction;

         c. To enable the representative of the Bank to visit and to inspect the condition of the Pledged Property at any time at the location thereof;

         d. In any event in which the Bank shall make the Guaranteed Sums payable immediately, as set forth in Section 18 hereunder, to deliver the Pledged Assets and/or the Pledged Documents to the Bank or to a guard on its behalf, at the Bank's first demand. In the event that the Mortgagor shall refuse to comply with the provisions of this subsection, the Bank may, without need for the Mortgagor's consent,

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                                           4

                  remove the Pledged Assets and/or the Pledged Documents from the Mortgagor's possession and hold the same or deliver the same to a guard on its behalf at the Mortgagor's expense.
                  In the event that the Pledged Assets and/or the Pledged Documents shall have been delivered to a guard as aforesaid, the Bank shall not be liable for any damage caused to the Pledged Assets and/or to the Pledged Documents for any reason;

         e. Not to sell, not to transfer, not to lease for a long term, not to lease and not to deliver the Assets Subject to the Security Interest or any part thereof and not to allow any use thereof in any way - save for sales and transfers made in the ordinary course of the Mortgagor's business - without the Bank's prior written consent thereto;

         f. To immediately notify the Bank of any attachment placed on the Pledged Property, to immediately notify the attacher of the security interest in favor of the Bank and to immediately take, at its expense and without delay, all measures required for the removal of the attachment;

         g. To give no security interest and not to mortgage the Pledged Property with rights equal, prior or later to or than the Bank's rights in any form or manner and not to assign any of the Mortgagor's rights to the Pledged Property without the Bank's prior written consent;

         h. To be liable for the truthfulness and veracity of all the signatures, endorsements and details of notes, documents and securities given or to be given to the Bank as collateral;

         i. To timely pay all taxes and obligatory payments imposed on the Pledged Property under any law and to provide the Bank, at the demand thereof, with the invoices for all such payments; in the event that the Mortgagor shall fail to pay such payments on time, the Bank shall be entitled to pay the same at the Mortgagor's expense and to charge it with the payment thereof, in addition to expenses and Interest at the Highest Rate. Such payments are guaranteed by this debenture;

         j. To maintain books of account and to allow the Bank or a representative thereof to inspect the books at any time. The Mortgagor undertakes to assist the Bank or the attorneys thereof, and to deliver balance sheets, documents and any information required by them to them at their first demand, including explanations relating to the financial and operational condition of the Mortgagor and/or the business thereof. Not to sell, not to transfer, not to lease for a long term, not to lease, not to deliver, not to remove from the possession thereof, not to forgo and not to waive, whether fully or partially, any asset, claim or right which the Mortgagor has or shall have from time to time, other than within the framework of a transaction made in the ordinary course of the

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                                           5

                  Mortgagor's business and against full consideration, without the Bank's prior written consent;

         k. Not to lend to the Mortgagor's shareholders and not to pay existing or future loans of the Mortgagor's shareholders in any year, so long as the Mortgagor shall not have repaid to the Bank the payments due therefrom to the Bank for the Guaranteed Sums in that year, without the Bank's prior written consent. The Mortgagor undertakes to cause the shareholders thereof to undertake to the Bank not to demand or require payment of such loans, save for the payment of existing loans and subject to the aforesaid;

         l. Not to institute any proceedings in connection with the Guaranteed Sums which would potentially injure the Bank's ability to exercise this debenture.

8.       The Mortgagor undertakes to notify the Bank immediately:

         a. of any event in which a right shall be claimed for any collateral given or to be given to the Bank pursuant to this debenture and/or of any proceedings for the execution or other foreclosure of such collateral;

         b.       of any act listed in Section 18 hereunder;

         c. of the devaluation of any collateral given and/or to be given thereby;

         d. of any application to be filed for the winding-up of the Mortgagor or for receivership of the assets thereof and of any resolution with respect to a Change of the Mortgagor's Structure or of any intention of so doing;

         e.       of a change of address.

INSURANCE

9. The Mortgagor hereby undertakes to keep all of the Pledged Property insured at all times for the full value thereof against all common risks which the Bank shall name from time to time, as commonly practiced in the Mortgagor's line of business, with such insurance companies and under such terms as the Bank shall agree, and to transfer to the Bank, up to the amount of this debenture, the rights deriving from the insurance certificates, according to a form to be approved by the Bank, to timely pay all the insurance fees and to deliver to the Bank all the insurance certificates and the receipts for the payment of the insurance fees.

10. Without derogating from the aforesaid, and in addition thereto, the Mortgagor hereby undertakes to provide the insurance company, through which the Pledged Property was guaranteed, with the following provisions:

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                                           6

         a. An irrevocable determination of the Bank as a beneficiary under the insurance contract (the insurance policy) and a provision including the Bank in the actual insurance contract, without the Bank being required to pay any premiums.

         b. Payment of the insurance proceeds for the Pledged Asset, whenever the insurance company shall be liable for the payment of such compensation pursuant to the insurance contract or any law, directly to the Bank.

         c. Provision of a copy of the insurance contract to the Bank, after naming it as a beneficiary as aforesaid.

                  All of the aforesaid shall apply without the need for any additional consent on behalf of the Mortgagor or on behalf of the substitutes and/or successors thereof.

                  The Mortgagor further undertakes to provide the Bank with a confirmation from the insurance company and with an undertaking on its part to act in accordance with the foregoing provisions and to notify the Bank of any revocation or expiration of the insurance contract, at least 30 (thirty) days prior to such revocation or expiration - despite and notwithstanding any provision to the contrary in the Insurance Contract Law, 5741-1981, such notice constituting a condition precedent to the revocation or expiration of the insurance contract.

11. In each of the cases listed hereunder, the Bank shall be entitled, at the sole discretion thereof, to insure the Pledged Property in the Bank's name and to charge the Mortgagor's account for the expenses and fees of the insurance:

         a. The Mortgagor shall fail to insure the Pledged Property as set out in the foregoing provisions of this debenture;

         b. The Mortgagor shall fail to provide to the Bank, within 14 days from the date of signing of this debenture, insurance certificates for the Pledged Property under such terms and for such period as the Bank shall deem satisfactory at the sole discretion thereof, in accordance with the provisions of this debenture;

         c. 30 days prior to the expiration of the insurance of the Pledged Property, the Mortgagor shall fail to provide to the Bank certificates of insurance for the Pledged Property under such terms and for such period as the Bank shall deem satisfactory at the sole discretion thereof, in accordance with the provisions of this debenture;

                  In the event that the insurance shall be arranged by the Bank as aforesaid, the Bank shall not be liable for any defect or fault to be

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                                           7

                  found in connection with the insurance. Amounts to be paid as expenses and fees of such insurance are guaranteed by this debenture.

12. In any event in which the Bank shall make the Guaranteed Sums payable immediately as set forth in Section 18 hereunder in connection with the insurance of the Pledged Property, the Mortgagor hereby appoints the Bank as the sole attorney thereof, and confers thereon the exclusive rights to negotiate in the name of the Mortgagor, to file claims, to agree to arrangements, to settle, to waive, to receive moneys from insurance companies and to credit the same against repayment of the Guaranteed Sums. The above power of attorney is irrevocable, since the rights of the Bank and the rights of a third party are contingent thereon. The Mortgagor shall entertain no claim in connection with arrangements, waivers and settlements which the Bank shall make with insurance companies.

13. All of the Mortgagor's rights deriving from the insurance of the Pledged Property, including rights pursuant to the Property Tax and Compensation Fund Law, 5721-1961, as in effect at any time and pursuant to any other law, whether or not transferred to the Bank as aforesaid, are hereby pledged to the Bank as a senior fixed security interest and encumbrance.

14. The Mortgagor hereby undertakes to sign all of the certificates and necessary documents for the performance of this chapter's undertakings, at the Bank's first demand. In addition, the Mortgagor undertakes not to revoke or modify in any form any condition or conditions of said insurance, without the Bank's prior written consent.

INTEREST

15.      a.       The Bank shall be entitled to calculate interest on the
                  Guaranteed Sums according to a rate agreed upon or to be agreed upon from time to time between it and the Mortgagor. In cases in which the interest rate shall not have been agreed upon, the Bank shall be entitled to determine the rate of interest and to notify the Mortgagor thereof. The Mortgagor shall be liable for such interest rates and the Bank may add them to the principal at the end of each month or of any other period, as the Bank may determine;

         b. Upon any delay in the payment of the Guaranteed Sums or any part thereof, the Guaranteed Sums shall bear arrears interest at a rate agreed upon in the agreement for the rendering of the Banking Services. In the lack of determination with respect to arrears interest, the Guaranteed Sums shall be subject to Interest at the Highest Rate.

         c. Whenever the Bank shall be entitled to foreclose the collateral pursuant to this debenture, the Bank shall be entitled to raise the rates of interest on the Guaranteed Sums up to the Interest at the Highest Rate charged by the Bank at the time being, or by (sic) irregular interest in debit

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                                           8

                  accounts or checking account interest (hereinafter: "Interest at the Highest Rate").

DATES OF PAYMENT

16. The Mortgagor hereby undertakes to accurately repay the Guaranteed Sums and any part thereof to the Bank on the date of repayment thereof, as determined and as to be determined from time to time.

17. The Mortgagor shall be entitled to make early payment of the Guaranteed Sums or any part thereof prior to the due date thereof, subject to that the Mortgagor shall pay the Bank all the amounts which the Bank would have received from the Mortgagor on account of the Guaranteed Sums, if early payment of such amount would not have been made, and any expense resulting from the early payment, if any.

18. Without derogating from the generality of the provisions of this debenture, the Bank shall be entitled, in each of the following cases, to make the Guaranteed Sums payable immediately and to charge such amount to any of the Mortgagor's accounts, and the Mortgagor undertakes to pay all of the Guaranteed Sums, and the Bank may take any means it shall deem fit in order to collect the Guaranteed Sums, and in particular, to foreclose the collateral in any manner lawfully permissible, at the Mortgagor's expense:

         a. The Mortgagor shall breach or shall fail to fulfill any condition hereof, or the Mortgagor shall breach other undertakings assumed or to be assumed by the Mortgagor towards the Bank, or any of the Mortgagor's declarations herein or any other declaration given or to be given to the Bank by the Mortgagor in connection with the Guaranteed Sums shall transpire to be incorrect or inaccurate;

         b. The Mortgagor shall resolve to wind-up voluntarily and/or a winding-up order shall be issued against it and/or a temporary liquidator or a special manager shall be appointed for each of them (sic) and/or the Mortgagor's name shall be erased from any register maintained by law, or shall be scheduled to be erased;

         c. A receiver shall be appointed for all or part of the Mortgagor's property, or a receivership order shall be issued;

         d. An attachment shall be placed or a similar execution act instituted with respect to a material part of the Mortgagor's property or to any of the collateral given by the Mortgagor;

         e. The Mortgagor shall cease to pay its debts or to conduct its business;

         f. All or a substantial part of the work conducted at the Mortgagor's shall be suspended for a period of two months or more;

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                                           9

         g. The Bank, at the sole discretion thereof, shall deem that a material event shall have occurred, which may considerably undermine the Mortgagor's financial ability;

         h. The Mortgagor shall fail to pay any of the Guaranteed Sums for more than 21 days;

         i. The Pledged Property or any part thereof shall have been destroyed, burnt, devaluated or lost.

         j. The number of stockholders of the Mortgagor and/or the number of members constituting the Mortgagor shall fall below the minimal number required by law;

         k. The Mortgagor shall have died or shall have become incapacitated, bankrupt or incarcerated or shall have departed the country, or upon the occurrence of death, incapacitation, bankruptcy, winding-up, incarceration or departure from the country or breach of an undertaking by any party to the notes, documents and securities given or to be given to the Bank as collateral;

         l. The value of the collateral given in order to assure repayment of the Guaranteed Sums or the repayment ability of the Mortgagor's guarantors shall, at the Bank's sole discretion and according to the exclusive estimate thereof, have been adversely modified, including death, bankruptcy or departure of the guarantor from the country;

         m. The Mortgagor shall be required to make early repayment of debts owed by the Mortgagor to other creditors;

         n. One of the foregoing events listed in this Section shall have occurred to any guarantor for the repayment of the Guaranteed Sums, MUTATIS MUTANDIS.

THE BANK'S RIGHTS

19. The Bank is entitled to the rights of possession, lien, offset and security interest to all of the amounts, assets and rights, including securities, coins, gold, bank notes, documents of commodities, insurance policies, notes, assignments, obligations, deposits, collateral and the consideration therefor, to be found at the Bank at any time in the Mortgagor's credit or therefor, including those delivered for collection, security, safekeeping or otherwise. The Bank may withhold such assets pending repayment in full of the Guaranteed Sums or sell them and use the consideration, in full or in part, in order to repay the Guaranteed Sums. In the event that the amounts set-off are deposited in foreign currency, the Mortgagor hereby authorizes the Bank and instructs it in advance to sell the credit balance of the foreign currency at the

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                                           10

         rate obtainable by the Bank therefor at such time, and to offset the sale consideration against the Guaranteed Sums.

20. The Bank may at any time charge any of the Mortgagor's accounts for any amount due therefrom and to be due therefrom in any manner, and to credit any amount received therefrom or therefor to such account as it shall deem fit, and to transfer any amount to his credit to any other account as it shall deem fit.

21. The Mortgagor confirms that the books and accounts of the Bank are reliable in its eyes, shall be deemed correct and shall serve as PRIMA FACIA evidence against it in all details thereof, INTER ALIA, in all matters pertaining to the calculation of the Guaranteed Sums, the details of the bills, guarantees and other collateral and any other matter related to this debenture.

22. The Bank shall be entitled, at the sole discretion thereof, to accept or to decline to accept any order or notice given thereto verbally, over the telephone or in any manner other than in a clear and legible writing. In the event that the Bank shall agree to act pursuant to the Mortgagor's instructions given other than by a written instruction in the acceptable manner, the Mortgagor assumes responsibility for all errors, misunderstandings or discrepancies and for damage and/or loss and/or breach to be caused due to the rendering of such instructions.

23. Without derogating from the other provisions of this debenture, any waiver, extension, discount, reticence, non-action (hereinafter:
         "Waiver") on the part of the Bank with respect to the non-fulfillment or partial or incorrect fulfillment of any of the Mortgagor's undertakings under this debenture and/or any other undertakings of the guarantee, shall not be deemed as a Waiver on the part of the Bank of any right, but as a limited consent for the special circumstances in which it was made. No Waiver given by the Bank to any party to a note to be held by the Bank for the assurance of the Guaranteed Sums shall in any way affect the Mortgagor's undertaking.

24.      a.       In each of the cases listed in Section 18 above, the Bank
                  shall be entitled to take all measures it shall deem fit in order to collect the Guaranteed Sums and to exercise all of the rights thereof pursuant to this debenture, including foreclosing the Pledged Property, in whole or in part, and using the proceeds in order to repay the Guaranteed Sums, without the Bank being required to exercise any other guarantee or collateral, if any shall be held by the Bank;

         b. In the event that the Bank shall decide to realize securities, notes or other negotiable instruments - an advance notice of three days with respect to the measures about to be taken by the Bank shall be deemed as a reasonable period of time for the purpose of Article 19 of the Pledge Law, 5727-1967 or any other statutory provision replacing it.

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                                           11

         c. As the Mortgagor's attorney, and for the purposes of this Section the Mortgagor irrevocably appoints the Bank as its attorney, the Bank may sell the Pledged Property subject to the terms of this debenture or any part thereof, by auction or otherwise, either itself or through others, in consideration for cash, installments or otherwise, for such price and under such conditions as the Bank shall determine at the sole discretion thereof; the Bank may further foreclose the Pledged Property or any other property, either itself, through the Courts or through an Execution Office by, INTER ALIA, appointing a receiver or a receiver and manager on behalf of the Bank who shall be entitled, among his other authorities:

                  1)      To gain possession of all or part of the Pledged
                          Property;

                  2) To manage the Mortgagor's business or take part in the management thereof, as he shall deem fit;

                  3) To sell or agree to the sale of the Pledged Property, in whole or in part, to transfer the same or agree to the transfer thereof in any other manner, under such conditions as he shall deem fit;

                  4) To make any other arrangement with respect to the Pledged Property and/or any part thereof, as he shall deem fit.

         d. Any revenue to be received by the receiver or by the receiver and manager from the Pledged Property, and any proceeds to be received by the Bank and/or by the receiver or the receiver and manager from the sale of the Pledged Property or any part thereof shall be applied as follows:

                  1) First, for the payment of the expenses incurred and which shall be incurred with respect to the collection of the Guaranteed Sums, including the costs of the receiver or the receiver and manager and the fees thereof, at a rate to be determined by the Bank or approved by the Courts or an Execution Office.

                  2) Second, for the payment of the additional amounts due to the Bank pursuant to the provisions for indexation, interest, damages, commissions and expenses due and to be due to the Bank pursuant to this debenture.

                  3) Third, for the payment of the principal of the Guaranteed Sums.

                          Or in any other order of application to be determined by the Bank.

25. In the event that the Guaranteed Sums or any part thereof shall not yet have become due at the time of sale of the Pledged Property, or that the Guaranteed

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                                           12

         Sums shall be received by the Bank only contingently, the Bank shall be entitled to collect the amount sufficient to cover the Guaranteed Sums from the proceeds of the sale, and the amount collected shall be pledged to the Bank for the assurance thereof and shall remain in the Bank's possession until payment thereof.

NATURE OF THE COLLATERAL

26. The collateral given to the Bank pursuant to this debenture are of a permanent nature and shall remain in effect until the Bank shall approve in writing that this debenture is void.

27. In the event that other collateral or guarantees were given or shall be given to the Bank for the payment of the Guaranteed Sums, all such collateral and guarantees shall be independent of each other.

28. In the event that the Bank shall compromise or shall grant the Mortgagor an extension or a relief, or shall change the Mortgagor's undertakings in connection with the Guaranteed Sums, shall release or shall waive other collateral or guarantees - such acts shall not change the nature of the collateral created pursuant to this debenture and all of the collateral and the Mortgagor's undertakings pursuant to the debenture shall remain in full force and effect.

RIGHT OF TRANSFER

29. The Bank may at any time, at the discretion thereof, and without requiring the Mortgagor's consent, transfer this debenture and its rights hereunder, including the collateral, in whole or in part, and the transferee too shall be entitled to transfer such right to another without the need for any additional consent from the Mortgagor. The transfer may be made by an endorsement on the margins of or on this debenture, or in any other manner deemed fit by the Bank or the transferee.

30. The Bank may deposit the collateral given or to be given pursuant to this debenture, or part thereof, with a guard, according to its discretion and at the Mortgagor's expense, and may replace the guard from time to time; the Bank shall further be entitled to register such collateral, in whole or in part, with any competent authority pursuant to any law and/or in any public registry.

NOTICE OF PROTESTS

31. The Mortgagor undertakes to notify the Bank in writing of any protest or objection it may have, if any, in connection with any account, account summary, confirmation or notice it shall receive from the Bank. If the Mortgagor shall fail to protest or object within 21 days from the date of dispatch of the said account, account summary, confirmation or notice, the Bank shall be entitled to deem it as having approved the correctness thereof.

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                                           13

EXPENSES

32. All of the expenses incurred in connection with the preparation of this debenture, the stamping and registration thereof, foreclosure of the collateral and institution of collection proceedings (including the issuance of warning letters, search of address, investigations and the legal fees of the Bank's attorney), insurance, guarding, maintenance and repair of the Pledged Property - shall be paid by the Mortgagor to the Bank at the first demand thereof, in addition to Interest at the Highest Rate. Pending payment thereof in full, all of the said expenses shall be guaranteed by this debenture.

INTERPRETATION

35. In this debenture - (a) the singular shall import the plural, and vice versa; (b) the masculine form shall import the feminine form, and vice versa; (c) the "Bank" shall mean Bank Hapoalim B.M. and each and every one of the branches thereof existing on the date hereof and/or to be opened at any location in the future, the transferees and substitutes thereof and others acting on behalf of the Bank; (d) "Notes" shall mean promissory notes, notes of exchange, checks, undertakings, guarantees, collateral, assignments, bills of lading, bills of deposit and any other negotiable document; (e) "Interest at the Highest Rate" shall mean interest at the highest rate charged by the Bank at the time being and from time to time for overdrafts and arrears in debit accounts or in checking accounts, whichever is the higher; (f) "Change of Structure" shall mean, with respect to the Mortgagor - a merger or a spin-off (as these terms are defined in Section E2 of the Income Tax Ordinance or any other statutory provision replacing it), and the transfer of assets in consideration for shares, whether pursuant to the said Section E2 or otherwise; (g) the headings of the sections are inserted for the sake of orientation only and shall not be used for the interpretation of this debenture; (h) the preamble to this debenture constitutes an integral part hereof.

NOTICES AND WARNINGS

34. Any notice mailed by the Bank to the Mortgagor in a registered or ordinary letter at the address entered after the name thereof, or at the address of the Mortgagor's registered office or at another address of which the Mortgagor shall notify the Bank in writing, shall be deemed as a lawful notice received by the Mortgagor 48 hours from the time at which the letter containing the notice shall have been sent.

         A written declaration by the Bank shall serve as evidence with respect to the time of dispatch of the notice. Any notice to be given to the Mortgagor in any manner of written notice (sic) shall be deemed to have been received thereby at the time of issuance or publication thereof.

VENUE

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                                           14

35. The venue for the purposes of this debenture is hereby determined as the competent court closest to the place of signing of this debenture, or the competent court in any one of the following cities:
         Jerusalem, Tel Aviv Jaffa, Haifa, Beer Sheva or Nazareth.




                 IN WITNESS WHEREOF, I HAVE HERETO SET MY HAND:




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